Filed Pursuant to Rule 424(b)(2)
Registration No. 333-274747

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED OCTOBER 11, 2023

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 28, 2023)

$

The J. M. Smucker Company

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

We are offering $     million aggregate principal amount of  % Notes due 20  (the “20  notes”), $     million aggregate principal amount of  % Notes due 20 (the “20 notes”), $    million aggregate principal amount of  % Notes due 20  (the “20  notes”) and $     million aggregate principal amount of  % Notes due 20  (the “20  notes” and, together with the 20  notes, the 20  notes and the 20  notes, the “notes”).

The 20 notes will bear interest at a rate equal to  % per year. We will pay interest on the 20  notes semi-annually on each     and     , beginning on     , 20 . The 20  notes will mature on    , 20  and will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 20  notes will bear interest at a rate equal to  % per year. We will pay interest on the 20  notes semi-annually on each     and     , beginning on     , 20 . The 20  notes will mature on    , 20  and will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 20  notes will bear interest at a rate equal to  % per year. We will pay interest on the 20  notes semi-annually on each     and     , beginning on    , 20 . The 20  notes will mature on     , 20  and will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 20  notes will bear interest at a rate equal to  % per year. We will pay interest on the 20 notes semi-annually on each      and     , beginning on     , 20 . The 20  notes will mature on     , 20  and will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We will have the right to redeem notes of a series, at our option, in whole or in part, at any time and from time to time, prior to the Par Call Date (as defined herein) for such series of notes, at the applicable redemption price set forth under “Description of Notes—Optional Redemption.” If a change of control triggering event occurs, unless we have previously exercised our option to redeem the notes in whole, holders of the notes will have the right to require us to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”

If (x) the consummation of the acquisition by us or any of our subsidiaries of Hostess Brands, Inc. (the “Hostess Brands Transaction”) does not occur on or before the later of (i) the date that is five (5) business days after March 10, 2025 and (ii) the date that is five (5) business days after any later date to which Hostess Brands (as defined herein) and we may agree to extend the “End Date” in the Merger Agreement (as defined herein) or (y) we notify the Trustee (as defined herein) that we will not pursue the consummation of the Hostess Brands Transaction, we will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date (as defined herein). There is no escrow account for or security interest in the proceeds of this offering for the benefit of holders of the notes. See “Description of the Notes—Optional Redemption—Special Mandatory Redemption” and “Use of Proceeds.”

The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. See “Description of Notes.”

Investing in the notes involves risks that are described in the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and “Risk Factors” on page 5 of the accompanying prospectus.

	Price to Public (1)		Underwriting Discount		Proceeds, before Expenses, to Us (1)
Per 20 note		%		%		%
20 note total	$		$		$
Per 20 note		%		%		%
20 note total	$		$		$
Per 20 note		%		%		%
20 note total	$		$		$
Per 20 note		%		%		%
20 note total	$		$		$
Total	$		$		$

(1)	Plus accrued interest from , 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The notes will be delivered in book-entry form only through the facilities of The Depository Trust Company, including for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme, against payment in New York, New York on or about    , 2023.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

PNC Capital Markets LLC	RBC Capital Markets

The date of this prospectus supplement is    , 2023

Prospectus Supplement

References in this prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries, unless otherwise specified or the context requires otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the accompanying prospectus dated September 28, 2023, which is part of our Registration Statement on Form S-3.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede that information in the accompanying prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer and sale are not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of that document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 (“2023 Annual Report to Shareholders”);

•	the information in our Definitive Proxy Statement on Schedule 14A, filed on June 30, 2023, that is incorporated by reference in our 2023 Annual Report to Shareholders;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023; and

•	our Current Reports on Form 8-K filed on August 21, 2023, September 11, 2023, September 12, 2023 (filed portions only), September 28, 2023 and October 10, 2023.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667

(330) 682-3000

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein) includes certain forward-looking statements within the meaning of federal securities laws that involve risks and uncertainties relating to future events and the future performance of the Company and Hostess Brands including regarding the Company’s proposed acquisition of Hostess Brands, the prospective benefits of the proposed acquisition, the potential consideration amount and the terms and the anticipated occurrence, manner and timing of the Offer and the closing of the Merger (as defined herein). The forward-looking statements may include statements concerning our current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” “strive” and similar phrases.

Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. The Company is providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made, when evaluating the information presented in this prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein), as such statements are by nature subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, the following: uncertainties relating to the Hostess Brands Transaction; uncertainties as to how many of Hostess Brands’ stockholders will tender their stock in the Offer (as defined herein); the possibility that competing offers to acquire Hostess Brands will be made; the possibility that any or all of the conditions to the consummation of the Hostess Brands Transaction may not be satisfied or waived, including failure to receive required regulatory approvals; the possibility that the Offer or the Merger does not close; risks related to the Company’s ability to realize the anticipated benefits of the Hostess Brands Transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; the effect of the announcement or pendency of the Hostess Brands Transaction on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; risks relating to potential diversion of management attention from the Company’s ongoing business operations; negative effects of this announcement or the consummation of the Hostess Brands Transaction on the market price of the Company’s or Hostess Brands’ common stock and/or operating results; transaction costs associated with the Hostess Brands Transaction; disruptions or inefficiencies in the Company’s operations or supply chain, including any impact caused by product recalls (including the Jif® peanut butter product recall); political instability, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine); extreme weather conditions; natural disasters; pandemics (including the novel coronavirus); work stoppages or labor shortages, or other calamities; risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either the Company’s products or its competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies the Company employs to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the Company’s ability to achieve cost savings related to restructuring and cost management programs in the amounts and within the time frames currently anticipated; the Company’s ability to generate sufficient cash flow to continue operating under the Company’s capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases; the Company’s ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses, including product innovation; general competitive activity in the market, including competitors’ pricing practices and promotional spending levels; the Company’s ability to attract and retain key talent; the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the Company’s ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; a disruption, failure, or security breach of the Company or its suppliers’ information technology systems, including, but not limited to, ransomware attacks; and foreign currency exchange rate and interest rate fluctuations.

A more complete description of these and other material risks can be found under “Risk Factors” in reports and statements filed by the Company and Hostess Brands respectively with the SEC, including each of the Company’s and Hostess Brands’ most recent Annual Reports on Form 10-K. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. The Company does not undertake any obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

You should read this prospectus supplement and the accompanying prospectus (including the information incorporated by reference herein and therein) completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference before making an investment decision. The Hostess Brands Transaction, the incurrence of the new term loan facility, the issuance of the notes offered hereby and the use of proceeds from this offering as described in “Use of Proceeds” are collectively referred to in this offering memorandum as the “Transactions.”

The Company

The J. M. Smucker Company, often referred to as Smucker’s (a registered trademark), was established in 1897 and incorporated in Ohio in 1921. The Company and its consolidated subsidiaries (for purposes of this section the “Company” or “we”) operate principally in one industry, the manufacturing and marketing of branded food and beverage products on a worldwide basis, although the majority of our sales are in the U.S. Operations outside the U.S. are principally in Canada, although our products are exported to other countries as well. Net sales outside the U.S., subject to foreign currency translation, represented five percent of consolidated net sales for 2023. Our branded food and beverage products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

We have three reportable segments: U.S. Retail Pet Foods, U.S. Retail Coffee, and U.S. Retail Consumer Foods. The U.S. retail market segments in total comprised 87 percent of 2023 consolidated net sales and represent a major portion of our strategic focus – the sale of branded food and beverage products with leadership positions to consumers through retail outlets in North America. International and Away From Home represents sales outside of the U.S. retail market segments.

On April 28, 2023, we sold certain pet food brands to Post Holdings, Inc. The transaction included the Rachael Ray® Nutrish®, 9Lives®, Kibbles ’n Bits®, Nature’s Recipe®, and Gravy Train® brands, as well as our private label pet food business, inclusive of certain trademarks and licensing agreements, manufacturing and distribution facilities in Bloomsburg, Pennsylvania, manufacturing facilities in Meadville, Pennsylvania and Lawrence, Kansas, and approximately 1,100 employees who supported these pet food brands. Under our ownership, these brands generated net sales of $1.5 billion in 2023, and $1.4 billion in both 2022 and 2021, primarily included in the U.S. Retail Pet Foods segment.

On January 31, 2022, we sold the natural beverage and grains businesses to Nexus Capital Management LP (“Nexus”). The transaction included products sold under the R.W. Knudsen® and TruRoots® brands, inclusive of certain trademarks, a licensing agreement for Santa Cruz Organic® beverages, dedicated manufacturing and distribution facilities in Chico, California and Havre de Grace, Maryland, and approximately 150 employees who supported the natural beverage and grains businesses. The transaction did not include Santa Cruz Organic nut butters, fruit spreads, syrups, or applesauce. Under our ownership, the businesses generated net sales of $106.7 million and $143.4 million in 2022 and 2021, respectively, primarily included in the U.S. Retail Consumer Foods segment.

On December 1, 2021, we sold the private label dry pet food business to Diamond Pet Foods, Inc. The transaction included dry pet food products sold under private label brands, a dedicated manufacturing facility located in Frontenac, Kansas, and approximately 220 employees who supported the private label dry pet food business. The transaction did not include any branded products or our private label wet pet food business. Under our ownership, the business generated net sales of $62.3 million and $94.0 million in 2022 and 2021, respectively, included in the U.S. Retail Pet Foods segment.

On January 29, 2021, we sold the Natural Balance® premium pet food business to Nexus. The transaction included pet food products sold under the Natural Balance brand, certain trademarks and licensing agreements, and select employees who supported the Natural Balance business. Under our ownership, the business generated net sales of $156.7 million in 2021, included in the U.S. Retail Pet Foods segment.

On December 1, 2020, we sold the Crisco® oils and shortening business to B&G Foods, Inc. The transaction included oils and shortening products sold under the Crisco brand, primarily in the U.S. and Canada, certain trademarks and licensing agreements, dedicated manufacturing and warehouse facilities located in Cincinnati, Ohio, and approximately 160 employees who supported the Crisco business. Under our ownership, the business generated net sales of $198.9 million in 2021, primarily included in the U.S. Retail Consumer Foods segment.

For additional information on these divestitures, see Note 3: Divestitures in our 2023 Annual Report to Shareholders.

Our principal executive offices are located at One Strawberry Lane, Orrville, Ohio 44667, our telephone number is (330) 682-3000, and our website is www.jmsmucker.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus.

Recent Developments

Proposed Acquisition of Hostess Brands

As previously disclosed in our Current Report on Form 8-K filed with the SEC on September 12, 2023, on September 10, 2023, the Company entered into an Agreement and Plan of Merger (as may be amended, supplemented or modified, the “Merger Agreement”), by and among the Company, Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), and SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”). On the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence an exchange offer (the “Offer”) to purchase all issued and outstanding shares of Class A common stock of Hostess Brands, par value $0.0001 per share (the “Hostess Brands Common Stock”) for (a) $30.00 in cash and (b) 0.03002 common shares, no par value per share, of the Company (“Company Common Stock”), plus cash in lieu of fractional shares, in each case, without interest and net of any withholding of taxes (the “Offer Consideration”). Based on the closing price of the Company Common Stock on September 8, 2023, of $141.58, the share component of the Offer Consideration as of the time of signing of the Merger Agreement had a market value of $4.25 per share of Company Common Stock.

The acquisition will be funded through a combination of cash on hand and debt, including a portion of the net proceeds from this offering of the notes.

Promptly following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will be merged with and into Hostess Brands, with Hostess Brands surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement contemplates that, if the Offer is completed, the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), which permits completion of the Merger without a vote of the holders of Hostess Brands Common Stock upon the acquisition by Purchaser of a majority of the Hostess Brands Common Stock that are then issued and outstanding. In the Merger, each then-outstanding share of Hostess Brands Common Stock, other than shares held in treasury, by the Company, Hostess Brands or their respective subsidiaries and shares held by stockholders who have validly exercised their appraisal rights under the DGCL, will be cancelled and converted into the right to receive the Offer Consideration.

A copy of the Merger Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 12, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Hostess Brands to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Hostess Brands rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Purchaser or Hostess Brands. For more information regarding the Merger, see the filed portions of the Current Report referenced above and any subsequently filed documents which are incorporated by reference herein.

Bridge Loan Commitment Letter

In connection with the Merger Agreement, we obtained a commitment letter (as amended, modified or supplemented to the date of this prospectus supplement, the “Commitment Letter”) from Bank of America, N.A., BofA Securities, Inc., RBC Capital Markets, Royal Bank of Canada, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Wells Fargo Bank, National Association, U.S. Bank, National Association, BNP Paribas, the Bank of Nova Scotia, the Huntington National Bank, and CoBank, ACB (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties agreed to provide, subject to the satisfaction of customary closing conditions, up to $5.2 billion of senior unsecured bridge term loans (the “Bridge Facility”) for the purpose of financing all or a portion of the cash consideration payable by us pursuant to the Merger Agreement, repaying certain indebtedness of Hostess Brands and its subsidiaries and otherwise paying related fees and expenses.

New Term Loan Facility

On September 27, 2023 (the “new term loan effectiveness date”), we entered into a new three-year unsecured term loan facility with Bank of America, N.A., as administrative agent, and certain other financial institutions, pursuant to which such financial institutions agreed to provide, subject to the satisfaction of customary closing conditions, up to $800 million of senior unsecured term loans (the “new term loan facility”) for the purpose of financing all or a portion of the cash consideration payable by us pursuant to the Merger Agreement, repaying certain indebtedness of Hostess Brands and its subsidiaries and otherwise paying related fees and expenses. The Bridge Facility was reduced on a dollar-for-dollar basis by the amount of the new term loan facility on the new term loan effectiveness date. Although we anticipate borrowing the full amount of the new term loan facility substantially concurrently with the consummation of the Hostess Brands Transaction, there can be no assurance that such borrowing will be made.

The Bridge Facility will be reduced further on a dollar-for-dollar basis by the net proceeds of this offering if and when consummated. Although we do not currently expect to make any borrowings under the Bridge Facility, there can be no assurance that such borrowings will not be made.

Divestiture of Sahale Snacks

On September 27, 2023, the Company entered into an agreement to sell its Sahale Snacks® brand to Second Nature Brands. The all-cash transaction is valued at approximately $34 million, subject to a working capital adjustment. The transaction will include all trademarks and the Company’s leased manufacturing facility in Seattle, Washington, including about 100 employees who will transition with the business.

The Offering

Issuer	The J. M. Smucker Company.

Notes Offered	$ principal amount of % Notes due 20 . $ principal amount of % Notes due 20 . $ principal amount of % Notes due 20 . $ principal amount of % Notes due 20 .

Stated Maturity	The 20 notes will mature on , 20 . The 20 notes will mature on , 20 . The 20 notes will mature on , 20 . The 20 notes will mature on , 20 .

Interest Rate	The 20 notes will bear interest at % per annum. The 20 notes will bear interest at % per annum. The 20 notes will bear interest at % per annum. The 20 notes will bear interest at % per annum.

Interest Payment Dates	For the 20 notes, and of each year, commencing on , 20 .

For the 20 notes, and of each year, commencing on , 20 .

For the 20 notes, and of each year, commencing on , 20 .

For the 20 notes, and of each year, commencing on , 20 .

Ranking	The notes will be our unsecured, unsubordinated obligations and will:

•	rank equally in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness;

•	rank senior in right of payment to all of our existing and future subordinated indebtedness that is subordinated in right of payment to the notes;

•

be effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness; and

•	be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries.

The notes will not be guaranteed by any of our subsidiaries. See “Description of Notes—Ranking.”

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

Further Issuances	The indenture does not limit the amount of debt securities that we may issue. We may issue additional debt securities having the same interest rate, maturity date and other terms (except for the price to public and issue date) as the notes of any series offered hereby. Any such additional debt securities, together with the notes of any series offered hereby, will constitute a single series of debt securities under the indenture, as applicable, provided that if the additional notes are not fungible with the notes of such series for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

Optional Redemption	We will have the right to redeem notes of a series, at our option, in whole or in part, at any time and from time to time, prior to the Par Call Date for such series of notes, at the applicable redemption price set forth under “Description of Notes—Optional Redemption.”

Offer to Repurchase upon Change of Control Triggering Event	If a change of control triggering event (as defined herein) occurs, we will be required, unless we have previously exercised our option to redeem the notes in whole, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase. See “Description of Notes—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”

Special Mandatory Redemption	If (x) the consummation of the Hostess Brands Transaction does not occur on or before the later of (i) the date that is five (5) business days after March 10, 2025 and (ii) the date that is five (5) business days after any later date to which Hostess Brands and we may agree to extend the End Date in the Merger Agreement or (y) we notify the Trustee (as defined herein) that we will not pursue the consummation of the Hostess Brands Transaction, we will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date. There is no escrow account for or security interest in the proceeds of this offering for the benefit of holders of the notes. See “Description of the Notes—Optional Redemption—Special Mandatory Redemption” and “Use of Proceeds.”

Certain Covenants	The indenture governing the notes contains covenants that restrict our ability and the ability of our restricted subsidiaries, with certain exceptions, to:

•	incur debt for borrowed money secured by liens on certain assets;

•	engage in sale and leaseback transactions; and

•	sell all or substantially all of our assets or merge or consolidate with or into other companies.

See “Description of Notes—Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

DTC Eligibility	The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as “DTC,” or its nominee. See “Description of Notes—Book-Entry System.”

Use of Proceeds	We expect to receive net proceeds of approximately $ million, after deducting the underwriting discount but before deducting our expenses relating to the offering. We intend to use the net proceeds from the sale of the notes, together with cash on hand and proceeds of other incurrences of indebtedness (which may include, among other things, the new term loan facility, commercial paper and the Bridge Facility or replacements thereof) to fund the cash consideration payable by us pursuant to the Merger Agreement, to repay certain outstanding indebtedness of Hostess Brands and its subsidiaries (the “Refinancing”) and to pay fees and expenses in connection with the Hostess Brands Transaction and the Refinancing. We intend to use the balance of the net proceeds for general corporate purposes, which could include, but are not limited to, repayments of other outstanding debt (including the repayment of commercial paper outstanding), capital expenditures or working capital. See “Use of Proceeds.”

No Listing of the Notes	The notes are new issues of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes of any series in any dealer quotation system.

Risk Factors	An investment in the notes involves risks. You should carefully consider the information set forth in the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association (in its capacity as trustee, the “Trustee”).

Governing Law	The notes and the indenture will be governed by the laws of the State of New York.

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition.

Risks Related to the Hostess Brands Transaction

The Offer remains subject to conditions that the Company cannot control and conditions that, if not satisfied or waived, could delay closing or prevent it from occurring at all.

The Offer is subject to conditions, including the minimum tender condition; receipt of required regulatory approvals; lack of legal prohibitions; no material adverse effect having occurred with respect to Hostess Brands since the date of the Merger Agreement; the accuracy of Hostess Brands’ representations and warranties made in the Merger Agreement (subject to specified materiality standards); Hostess Brands being in compliance in all material respects with its covenants under the Merger Agreement; the listing of the our shares to be issued in the Offer and the Merger being authorized for listing on the New York Stock Exchange, subject to official notice of issuance; the registration statement on Form S-4 becoming effective; and the Merger Agreement not having been terminated in accordance with its terms. There are no assurances that all of the conditions to the Offer will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the Offer are not met or waived, as applicable, then we will extend the offer, subject to the terms and conditions of the Merger Agreement, or may, under certain circumstances, allow the Offer to expire, or amend the Offer. We may also terminate the Merger Agreement under certain circumstances. If we do not consummate the Hostess Brands Transaction, or if the closing is significantly delayed, our business, operations and future financial results may be adversely affected. We cannot assure you that the conditions to the closing of the Hostess Brands Transaction will be satisfied or waived or that the Hostess Brands Transaction will be consummated. If the Hostess Brands Transaction is not consummated following this offering, we will be required to redeem the notes then outstanding at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the special mandatory redemption date and, as a result, holders of the notes may not obtain their expected return on such notes. See “Description of the Notes—Optional Redemption—Special Mandatory Redemption.”

Litigation relating to the Offer or the Merger could require us to incur significant costs and suffer management distraction, as well as to delay and/or enjoin the Merger.

The Company and Hostess Brands could be subject to demands or litigation related to the Offer or the Merger, whether or not the Merger is consummated. Such actions may create uncertainty relating to the Offer or the Merger, and responding to such demands and defending such actions may be costly and distracting to management of both companies.

Risks Relating to the Businesses of the Combined Company

We may fail to realize all of the anticipated benefits of the Offer and the Merger or those benefits may take longer to realize than expected.

The Company believes that there are significant benefits and synergies that may be realized through leveraging the products, scale, distribution system and combined customer bases of the Company and Hostess Brands. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt both companies’ existing operations if not implemented in a timely and efficient manner. The full benefits of the Hostess Brands Transaction, including the anticipated sales or growth opportunities, may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Failure to achieve the anticipated benefits of the transactions could adversely affect our results of operations or cash flows, cause dilution to the earnings per share of the Company, decrease or delay any accretive effect of the transactions and negatively impact the price of the notes.

In addition, the Company and Hostess Brands will be required to devote significant attention and resources prior to closing to prepare for the post-closing integration and operation of the combined company, and we will be required post-closing to devote significant attention and resources to successfully align the business practices and operations of the Company and Hostess Brands. This process may disrupt the businesses and, if ineffective, would limit the anticipated benefits of the Hostess Brands Transaction.

The Company and Hostess Brands will incur direct and indirect costs as a result of the Offer and the Merger.

The Company and Hostess Brands will incur substantial expenses in connection with and as a result of completing the Offer and the Merger and, following the completion of the Merger, we expect to incur additional expenses in connection with combining the businesses and operations of the Company and Hostess Brands. Factors beyond our control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Moreover, diversion of management focus and resources from the day-to-day operation of the business to matters relating to the Hostess Brands Transaction could adversely affect each company’s business, regardless of whether the Offer and the Merger are completed.

Uncertainties associated with the Offer and the Merger may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of the combined company.

The Company and Hostess Brands are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Each company’s success until the Merger, and the surviving corporation’s success after the Merger, will depend in part upon the ability of the Company and Hostess Brands to retain key management personnel and other key employees. Current and prospective employees of the Company and Hostess Brands may experience uncertainty about their roles within the combined company following the Merger, which may have an adverse effect on the ability of each of the Company and Hostess Brands to attract or retain key management and other key personnel.

The Company’s and Hostess Brands’ actual financial positions and results of operations may differ materially from the unaudited pro forma financial information and the projected financial information of Hostess Brands is inherently subject to uncertainties.

The pro forma financial information provided by the Company is presented for illustrative purposes only and may differ materially from what our actual financial position or results of operations would have been had the Hostess Brands Transaction been completed on the dates indicated. The pro forma financial information has been derived from the historical financial statements of the Company and Hostess Brands, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Hostess Brands Transaction. The assets and liabilities of Hostess Brands have been measured at fair value based on various preliminary estimates using assumptions that our management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations.

In addition, the assumptions that were used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the completion of the Hostess Brands Transaction. Any potential decline in our financial condition or results of operations may cause significant variations in the price of the notes.

Risks Related to the Company

Loss or interruption of supply from single-source suppliers of raw materials and finished goods could have a disruptive effect on our business and adversely affect the Company’s results of operations.

The Company has elected to source certain raw materials, such as packaging for the Company’s Folgers® coffee products, as well as our Jif® peanut butter, and certain finished goods, such as K-Cup® pods, our Pup-Peroni® dog snacks, and liquid coffee, from single sources of supply. While the Company believes that, except as set forth below, alternative sources of these raw materials and finished goods could be obtained on commercially reasonable terms, loss or an extended interruption in supplies from a single-source supplier would result in additional costs, could have a disruptive short-term effect on the Company’s business, and could adversely affect the Company’s results of operations.

The Company is currently in negotiations with the supplier of packaging for the Company’s Folgers® coffee products for an extension to the Company’s supply of such packaging. The failure to obtain an extension to such supply agreement could have a material adverse effect on the Company’s results of operations.

Keurig is the Company’s single-source supplier for K-Cup® pods, which are used in its proprietary Keurig® K-Cup® brewing system. There are a limited number of manufacturers other than Keurig that are making pods that will work in such proprietary brewing system. In addition, JDE Peet’s N.V. (“JDE Peet’s”) is the Company’s single-source supplier for liquid coffee for the Company’s Away From Home business, and there are a limited number of manufacturers other than JDE Peet’s that are able to manufacture liquid coffee. If either Keurig or JDE Peet’s are unable to supply K-Cup® pods or liquid coffee, respectively, to the Company for any reason, it could be difficult to find an alternative supplier for such goods on commercially reasonable terms, which could have a material adverse effect on the Company’s results of operations.

You should read and consider the other risk factors discussed in our 2023 Annual Report to Shareholders and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023, each of which are incorporated herein by reference.

Risks Related to the Notes

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors and structurally subordinated to any existing or future indebtedness or other liabilities of our subsidiaries.

The notes represent unsecured obligations of The J. M. Smucker Company. Accordingly, holders of our secured indebtedness will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. In addition, the notes will not be guaranteed by any of our subsidiaries, through which we conduct many of our operations and which generate a substantial portion of our operating income and cash. As a result, the notes are also effectively subordinated to any existing and future liabilities of our subsidiaries. We or our subsidiaries may incur substantial additional indebtedness in the future, which may be senior to the notes. Other than the indenture’s restriction on incurrence by the Company and its subsidiaries of certain liens on certain of their respective assets, the terms of the notes do not impose any limitation on us or our subsidiaries’ ability to incur such additional debt.

In the event of any distribution of our assets in foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, our secured creditors will have a superior claim to those of our assets that constitute their collateral and holders of debt of our subsidiaries will have a prior claim on the assets of our subsidiaries. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our other unsecured unsubordinated indebtedness, and with all of our other general unsecured, unsubordinated creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of the notes may receive less, ratably, than our secured creditors.

As of July 31, 2023, our total consolidated indebtedness was $4,315.1 million, all of which is unsecured and none of which is issued by our subsidiaries.

The indenture does not limit the amount of indebtedness that we and our subsidiaries may incur.

The indenture under which the notes will be issued does not limit the amount of indebtedness (other than certain secured indebtedness) that we and our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

The Company and certain of its subsidiaries will have substantial debt obligations that could restrict their operations and prevent the Company from fulfilling its obligations under the notes.

As of July 31, 2023, on a pro forma basis as adjusted to give effect to the Hostess Brands Transaction and the other Transactions, the Company would have had approximately $9,224.7 million of short-term borrowings and long-term debt.

We may also incur additional indebtedness in the future. Our substantial indebtedness could have adverse consequences, including:

•	making it more difficult for us to satisfy our financial obligations, including the Company’s obligations with respect to the notes;

•	increasing our vulnerability to adverse economic, regulatory and industry conditions, and placing us at a disadvantage compared to our competitors that are less leveraged;

•	limiting our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limiting our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate or other purposes; and

•	exposing us to greater interest rate risk to the extent that the interest rate on the applicable borrowings is variable.

Our debt service obligations will require us to use a portion of our operating cash flow to pay interest and principal on indebtedness instead of for other corporate purposes, including funding future expansion of our business and ongoing capital expenditures, which could impede our growth. If our operating cash flow and capital resources are insufficient to service our debt obligations, including the notes, we may be forced to sell assets, seek additional equity or debt financing or restructure our debt, which could harm our long-term business prospects. Our failure to comply with the terms of any existing or future indebtedness could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the notes.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control.

Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition at the time;

•	restriction in the agreements governing our indebtedness, including the indenture governing the notes; and

•	the condition of the financial markets and the industry in which we operate.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the notes.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes. The definition of the term “change of control triggering event” (as defined in “Description of Notes—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a change of control triggering event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not, among other things:

•	require us to maintain any specified financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in such subsidiaries and therefore rank effectively senior to the notes with respect to the assets of such subsidiaries;

•	limit the ability of our subsidiaries to service our other indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

The Company’s board of directors has broad discretion to determine that a property is not a principal property and therefore not subject to certain covenants in the indenture.

The indenture governing the notes includes covenants that will, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to create or permit to exist mortgages and other liens on principal properties. The indenture provides that a principal property means any manufacturing or processing plant or facility, warehouse, office facility or distribution center that is located within the continental

United States owned by the Company or certain limited subsidiaries of the Company, having a net book value which, on the date the determination as to whether a property is a principal property is being made, is in excess of 2% of the Company’s consolidated net tangible assets. The Company’s board of directors (or any duly authorized committee of the Company’s board of directors) by resolution may create an exception by declaring that a plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by the Company and the subsidiaries of the Company as an entirety and therefore such property is not a principal property.

We may not have sufficient funds to purchase the notes upon a change of control triggering event.

Holders of the notes may require us to purchase their notes upon a change of control triggering event as defined under “Description of Notes—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.” We cannot assure you that we will have sufficient financial resources, or will be able to arrange sufficient financing, to pay the purchase price of the notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, our other then-existing debt. Our failure to purchase the notes as required under the indenture governing the notes would result in an event of default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event.”

Active trading markets for the notes may not develop.

There is no existing market for the notes of any series and we do not intend to apply for listing of the notes of any series on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes of any series will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes of any series, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes of any series will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes of such series and the market for similar securities. Any trading market that develops for the notes of any series would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes of such series;

•	the outstanding amount of the notes of such series;

•	the terms related to optional redemption of the notes of such series; and

•	the level, direction and volatility of market interest rates generally.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors that may vary over time, some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the markets for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the rating agency. There can be no assurance that credit ratings will remain in effect or that a rating will not be lowered, suspended or withdrawn by the rating agency if, in the rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

Any decline in our corporate credit ratings, including in connection with the Hostess Brands Transaction, or the rating of the notes, could adversely affect the values of the notes.

Any decline in the ratings of our corporate credit or the notes or any indications from the rating agencies that their ratings on our corporate credit or the notes are under surveillance or review with possible negative implications could adversely affect the values of the notes. Any future ratings downgrade or an indication from the rating agencies that their ratings are under surveillance or review could adversely affect our ability to access capital and the value of the notes.

If (x) the consummation of the Hostess Brands Transaction does not occur on or before the later of (i) the date that is five (5) business days after March 10, 2025 and (ii) the date that is five (5) business days after any later date to which Hostess Brands and we may agree to extend the End Date in the Merger Agreement or (y) we notify the Trustee that we will not pursue the consummation of the Hostess Brands Transaction, we will be required to redeem all and not less than all of the notes and may not have or be able to obtain all the funds necessary to redeem the notes. In addition, if we are required to redeem the notes, you may not obtain your expected return on the notes.

We may not be able to consummate the Hostess Brands Transaction within the timeframe specified under “Description of the Notes—Redemption—Special Mandatory Redemption.” Our ability to consummate the Hostess Brands Transaction is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Hostess Brands Transaction. This offering is not conditioned upon the consummation of the Hostess Brands Transaction by us or any of our subsidiaries; however, if (x) the consummation of the Hostess Brands Transaction (as defined herein) does not occur on or before the later of (i) the date that is five (5) business days after March 10, 2025 and (ii) the date that is five (5) business days after any later date to which Hostess Brands and we may agree to extend the End Date in the Merger Agreement or (y) we notify the Trustee that we will not pursue the consummation of the Hostess Brands Transaction, we will be required to redeem all and not less than all of the notes at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

We are not obligated to place the proceeds of this offering of the notes in escrow prior to the closing of the Hostess Brands Transaction or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. As a result, in the event of a special mandatory redemption, we may not have sufficient funds to redeem the notes. This could be the case, for example, if we or any of our subsidiaries commence a bankruptcy or reorganization case, or such a case is commenced against us or one of our subsidiaries, before we redeem the notes.

Our ability to consummate the Hostess Brands Transaction is subject to various closing conditions, including regulatory approvals and other matters over which we have limited or no control. If we fail to consummate the Hostess Brands Transaction within the timeframe specified in the special mandatory redemption provision and are required to redeem the notes, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. You will have no right to opt out of the special mandatory redemption provisions of the notes.

Your decision to invest in the notes is made at the time of the offering of the notes.

You will have no rights under the special mandatory redemption provision if the Hostess Brands Transaction is consummated within the specified timeframe, nor will you have any right to require us to redeem your notes if, between the closing of the notes offering and the closing of the Hostess Brands Transaction, we experience any changes in our business or financial condition or if the terms of the Hostess Brands Transaction change.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $    million, after deducting the underwriting discount but before deducting our expenses relating to the offering. We intend to use the net proceeds from the sale of the notes, together with cash on hand and proceeds of other incurrences of indebtedness (which may include, among other things, commercial paper, the Bridge Facility or replacements thereof, including a new term loan facility) to fund the cash consideration payable by us pursuant to the Merger Agreement, to repay certain outstanding indebtedness of Hostess Brands and its subsidiaries and to pay related fees and expenses in connection with the Merger. We intend to use the balance of the net proceeds for general corporate purposes, which could include, but are not limited to, repayments of other outstanding debt (including the repayment of commercial paper outstanding), capital expenditures or working capital.

CAPITALIZATION

The following table sets forth:

•	our unaudited consolidated cash and cash equivalents and capitalization as of July 31, 2023;

•	our unaudited consolidated cash and cash equivalents and capitalization as of July 31, 2023, as adjusted to give effect to this offering and the intended use of proceeds therefrom; and

•	on a pro forma basis to reflect the Hostess Brands Transaction.

You should read this table in conjunction with our audited and unaudited consolidated financial statements, the related notes and other financial information is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the unaudited pro forma condensed combined financial information of The J. M. Smucker Company and Hostess Brands, Inc. for the unaudited pro forma condensed combined balance sheet, as of July 31, 2023, incorporated by reference herein.

	As of July 31, 2023
	Actual	As Adjusted	Pro Forma
	(Unaudited, dollars in millions)
Cash and cash equivalents	$241.1	$3,685.7	$206.4

Total long-term debt(1):
Revolving Credit Facility(2)	$—	$—	$—
Term Loan Facility(3)	—	—	799.0
Notes Offered Hereby	—	3,444.6	3,444.6
3.50% Senior Notes due March 15, 2025	998.6	998.6	998.6
3.38% Senior Notes due December 15, 2027	498.1	498.1	498.1
2.38% Senior Notes due March 15, 2030	496.8	496.8	496.8
2.13% Senior Notes due March 15, 2032	494.7	494.7	494.7
4.25% Senior Notes due March 15, 2035	645.2	645.2	645.2
2.75% Senior Notes due September 15, 2041	297.3	297.3	297.3
4.38% Senior Notes due March 15, 2045	588.3	588.3	588.3
3.55% Senior Notes due March 15, 2050	296.1	296.1	296.1

Total long-term debt	$4,315.1	$7,759.7	$8,558.7

Shareholders’ equity:
Total shareholders’ equity	7,003.4	7,003.4	7,453.3

Total capitalization	$11,318.5	$14,763.1	$16,012.0

(1)

We participate in a commercial paper program under which we can issue short-term, unsecured commercial paper not to exceed $2.0 billion at any time. The commercial paper program is backed by our revolving credit facility and reduces what we can borrow under the revolving credit facility by the amount of commercial paper outstanding. Commercial paper is used as a continuing source of short-term financing for general corporate purposes. As of July 31, 2023, we did not have a balance outstanding under the commercial paper program. We expect to issue approximately $666.0 million in commercial paper notes in connection with the Hostess Brand Transaction.

(2)

We have available a $2.0 billion unsecured revolving credit facility with a group of 11 banks that matures in August 2026. Borrowings under the revolving credit facility bear interest on the prevailing U.S. Prime Rate, Secured Overnight Funding Rate (“SOFR”), Euro Interbank Offered Rate, or Canadian Dealer Offered Rate, based on our election. Interest is payable either on a quarterly basis or at the end of the borrowing term. We did not have a balance outstanding under the revolving credit facility at July 31, 2023.

(3)

Subsequent to July 31, 2023, in connection with the Merger Agreement, we obtained a Commitment Letter from the Commitment Parties, pursuant to which the Commitment Parties agreed to provide, subject to the satisfaction of customary closing conditions, up to $5.2 billion of senior bridge term loans for the purpose of financing all or a portion of the cash consideration payable by us pursuant to the Merger Agreement, repaying certain indebtedness of Hostess Brands and its subsidiaries and otherwise paying related fees and expenses. We also entered into the new term loan facility pursuant to which we may borrow up to an aggregate principal amount of $800.0 million of senior unsecured loans for the purpose of financing all or a portion of the cash consideration payable by us pursuant to the Merger Agreement, repaying certain indebtedness of Hostess Brands and its subsidiaries and otherwise paying related fees and expenses. The Bridge Facility was reduced on a dollar-for-dollar basis by the amount of the new term loan facility on the date that the new term loan facility became effective. Although we anticipate borrowing the full amount of the new term loan facility substantially concurrently with the consummation of the Hostess Brands Transaction, there can be no assurance that such borrowing will be made. The Bridge Facility will be reduced further on a dollar-for-dollar basis by the net proceeds of this offering if and when consummated. Although we do not currently expect to make any borrowings under the Bridge Facility, there can be no assurance that such borrowings will not be made.

DESCRIPTION OF NOTES

The terms of the notes will include those set forth in the indenture (as defined below) and those required to be made a part of the indenture by the Trust Indenture Act of 1939, upon registration of the notes. You should carefully read the summary below and the provisions of the indenture that may be important to you before investing in the notes. This summary is not complete and is qualified in its entirety by reference to the indenture. We urge you to read the indenture because the indenture, not this description, defines your rights as holders of the notes.

For the avoidance of doubt, references to “the Company,” “we,” “us” and “our” in this section are only to The J. M. Smucker Company and not The J. M. Smucker Company together with any of its subsidiaries.

General

We will issue $     million aggregate principal amount of  % senior notes due 20  (the “20  notes”), $     million aggregate principal amount of  % senior notes due 20  (the “20  notes”), $     million aggregate principal amount of  % senior notes due 20 (the “20  notes”) and $     million aggregate principal amount of % senior notes due 20 (the “20  notes”). We collectively refer to the 20  notes, the 20  notes, the 20  notes and the 20  notes as the “notes.”

The notes constitute multiple series of debt securities to be issued under the indenture dated March 20, 2015 (the “base indenture”) between us and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the fifth supplemental indenture thereto, to be dated on or about     , 20  between us and the trustee (the “supplemental indenture” and, together with the base indenture, the “indenture”).

The notes are not subject to any sinking fund.

The indenture will not limit the amount of debt that we may issue under the indenture, nor the amount of other debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance. Among other things, we may, without the consent of the existing holders of the notes, issue additional notes of the same series as any series of notes offered hereby having the same terms (other than some or all of the issue price, issue date, initial interest payment date, initial interest accrual date and amount of the first interest payment) so that in either case the existing notes of a series and the new notes of such series form a single series under the indenture. Any such additional notes of such series, together with the notes of such series offered hereby, will constitute a single series of debt securities under the indenture, provided that if the additional notes are not fungible with the notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

The notes of each series will be issued in the form of one or more permanent global notes in definitive, fully registered, book-entry form in minimum denominations of $2,000 and additional incremental multiples of $1,000 in excess thereof. The trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar, which will be the trustee’s corporate trust office. We may change any paying agent and registrar without notice to holders of the notes and we may act as a paying agent or registrar.

We may redeem some or all of the notes at any time and from time to time at the redemption price described under “—Optional Redemption.” We will be required to redeem the notes on or prior to the special mandatory redemption date (as defined herein) at the redemption price described under “—Special Mandatory Redemption.”

Ranking

The notes will be our unsecured obligations and will rank equally and pari passu with all of our other unsecured and unsubordinated debt. The notes will not be guaranteed by any of our subsidiaries.

The notes are our unsecured, unsubordinated debt securities, but our assets include equity in our subsidiaries, through which we conduct many of our operations and which generate a substantial portion of our operating income and cash. As a result, our ability to make payments on the notes depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. If any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of notes, will be subject to that prior claim, unless we or you are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. In addition, the notes will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

The notes will be our unsecured, unsubordinated obligations and will:

•	rank equally in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness;

•	rank senior in right of payment to all of our existing and future subordinated indebtedness that is subordinated in right of payment to the notes;

•

be effectively subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness; and

•	be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries.

Interest Provisions Relating to the Notes

Each series of notes will mature and bear interest, with interest payment dates and record dates, as provided in the following table:

Series	Maturity	Interest Rate		Interest Payment Dates	Record Dates
20 notes	, 20		%	and	and
20 notes	, 20		%	and	and
20 notes	, 20		%	and	and
20 notes	, 20		%	and	and

We will pay interest on each series of the notes from and including     , 20  or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on the dates set forth above, commencing, in the case of the 20  notes, on     , 20 , in the case of the 20  notes, on     , 20 , in the case of the 20  notes, on     , 20  and, in the case of the 20  notes, on     , 20 , until the principal is paid or made available for payment. Interest will be paid to the persons in whose names the notes are registered at the close of business on the record date (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that any date on which interest is payable on the note is not a business day, then payment of interest payable on such date will be made on the next succeeding day that is a business day (and without any interest in respect of any such delay) with the same force and effect as if made on such interest payment date. For the notes, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment are authorized or obligated by law or executive order to close.

Optional Redemption

Prior to the applicable Par Call Date (as defined below), we may redeem the notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus   basis points in the case of the 20  notes,   basis points in the case of the 20  notes,   basis points in the case of the 20  notes and   basis points in the case of the 20  notes, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date in respect of a series of notes, we may redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means, in the case of the 20  notes,    , 20 (the date that is     month prior to the maturity date of such notes), in the case of the 20 notes,    , 20 (the date that is    month prior to the maturity date of such notes), in the case of the 20 notes,     , 20 (the date that is      month prior to the maturity date of such notes) and  in the case of the 20 notes,    , 20 (the date that is    month prior to the maturity date of such notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If, on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the selection of notes in a partial redemption shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of notes, or portions thereof, called for redemption.

Special Mandatory Redemption

If (x) the consummation of the Hostess Brands Transaction does not occur on or before the later of (i) the date that is five (5) business days after March 10, 2025 and (ii) the date that is five (5) business days after any later date to which Hostess Brands and we may agree to extend the End Date (as defined in the Merger Agreement) in the Merger Agreement (such later date, the “Extended Termination Date”) or (y) we notify the trustee that we will not pursue the consummation of the Hostess Brands Transaction (the earlier of the date of delivery of such notice described in clause (y) and the Extended Termination Date, the “special mandatory redemption trigger date”), we will be required to redeem all and not less than all of the notes then outstanding by a date no later than 10 business days after the special mandatory redemption trigger date (the “special mandatory redemption end date”) at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date (the “special mandatory redemption price”).

In the event that we become obligated to redeem the notes pursuant to the foregoing paragraph, we will promptly, and in any event not more than five (5) business days after the special mandatory redemption trigger date, deliver notice to the trustee of the special mandatory redemption and the date upon which the notes will be redeemed (the “special mandatory redemption date,” which date shall be no later than the special mandatory redemption end date). The trustee will then promptly deliver such notice to each holder of notes at its registered address. Unless we default in payment of the special mandatory redemption price, on and after such special mandatory redemption date, interest will cease to accrue on the notes and the indenture will be discharged and cease to be of further effect as to all notes.

“Merger Agreement” means that certain Agreement and Plan of Merger, by and among the Company, Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), and SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), as may be amended, supplemented or modified.

“Hostess Brands Transaction” means the acquisition of Hostess Brands by us or any of our subsidiaries.

Events of Default

Each of the following will be an event of default with respect to a series of the notes (“Events of Default”):

(1) default in the payment of any interest on any note of such series when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(2) default in the payment of the principal amount of (or premium, if any, on) any note of such series as and when the same shall become due, either at maturity, upon redemption, by declaration, or otherwise;

(3) default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the notes of such series, and continuance of such default for a period of 30 days or more;

(4) default in our performance, or breach by us, of any covenant in the indenture applicable to that series (other than defaults specified elsewhere in the Events of Default) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding notes of the series;

(5) default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, which default or defaults, individually or in the aggregate, have resulted in the acceleration of any portion of such indebtedness having an aggregate principal amount in excess of $150 million; or

(6) certain events of bankruptcy, insolvency, reorganization or similar proceedings with respect to us have occurred.

If an Event of Default (other than an Event of Default specified in clause (6) with respect to us) under the indenture occurs with respect to the notes of any series and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may by written notice declare the principal amount of the outstanding notes of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest due and payable immediately.

If an Event of Default under the indenture specified in clause (6) with respect to us occurs and is continuing, then the entire principal amount of the outstanding notes (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding notes of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the notes of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, if all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel have been paid and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding notes of any series also have the right to waive past defaults, except a default theretofore not cured in paying principal or interest on any outstanding note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the notes of that series.

Holders of at least 25% in aggregate principal amount of the outstanding notes of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding notes of that series. These limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of the occurrence of any default, give notice of the default to the holders of the notes of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of notes in order to:

•	evidence a succession to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets permitted under the indenture;

•	make any change that would provide any additional rights or benefits to the holders of the notes of a series;

•	add guarantees or collateral with respect to the notes of a series;

•	secure the notes of a series;

•	establish the form or forms of notes of any series;

•	provide for the issuance of any series of notes and to set the terms thereof;

•	add to the rights of the holders of any series of notes;

•	add any additional events of default in respect of the notes of any or all series;

•	maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the notes issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding note affected:

•

reduce the principal amount or any interest or premium payable thereon, or extend the fixed maturity or the stated payment date of any payment of principal, premium or interest, of the notes (in each case other than in connection with any amendments to redemption provisions);

•	alter or waive the redemption provisions of the notes (other than the provisions relating to special mandatory redemption);

•	if a change of control triggering event occurs, limit a holder’s right, if any, to repayment of notes at the holder’s option in connection therewith;

•	change the method of computing the amount of principal of any note or any interest payable thereon on any date;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the notes;

•	waive a payment default with respect to the notes;

•	reduce the interest rate or extend the time for payment of interest on the notes; or

•

modify any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding notes of each series of notes affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of notes, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish such series.

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of any series of notes may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of any sinking or purchase fund or any analogous obligation or any premium or interest on any notes of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding note of that series.

Repurchase at the Option of the Holders of Notes upon a Change of Control Triggering Event

If a change of control triggering event occurs, unless we have exercised our right to redeem the notes in whole as described above, unless we have exercised our right to redeem such notes as described under “—Optional Redemption” or “—Special Mandatory Redemption”, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “change of control offer”) on the terms set forth in the notes. In the change of control offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of purchase (the “change of control payment”).

Within 30 days following any change of control triggering event, or, at our option, prior to the date of consummation of any change of control, but after public announcement of the pending change of control, we will mail a notice to holders of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”), pursuant to the procedures required by the notes and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the change of control will be conditioned on the change of control triggering event occurring on or prior to the payment date specified in the notice.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the notes by virtue of such conflicts.

On the change of control payment date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the change of control offer and to the repurchase by us of notes pursuant to the change of control offer have been complied with.

The paying agent will promptly pay to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make a change of control offer upon a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“below investment grade rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any date during the period (the “trigger period”) commencing upon the first public announcement by us of any change of control (or pending change of control), and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as either of the rating agencies has publicly announced that it is considering the possible downgrade of the notes, and a downgrade by each of the rating agencies that has made such an announcement would result in a below investment grade rating event).

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock, measured by voting power rather than number of shares; provided that this clause (3) will not apply to acquisitions of capital stock by the Smucker Family so long as the acquisition by the Smucker Family of such capital stock will not result, directly or indirectly, in a “going private transaction” within the meaning of the Exchange Act; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the first day on which a majority of the members of our board of directors cease to be continuing directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (3) or (4) above if (i) we become a direct or indirect wholly owned subsidiary of a holding company or other person and (ii) (A) the direct or indirect holders of the voting stock of such holding company or other person immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company or other person.

“change of control triggering event” means the occurrence of both a change of control and a below investment grade rating event.

“continuing directors” means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation and its successors.

“rating agencies” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Smucker Family” means any of (i) Timothy P. Smucker, Richard K. Smucker and Susan Smucker Wagstaff, (ii) any member of the immediate family, heirs, legatees, descendants and blood relatives to the fifth degree of consanguinity of any individual mentioned in clause (i) and (iii) any trust (or other entity created for estate planning purposes) established for the benefit of any one or more of the individuals mentioned in clause

(i), the members of their immediate families and the lineal descendants of any of them (and the trustees of any such trust).

“voting stock” of any specified person means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another “person” may be uncertain.

Reports by the Company

So long as any notes are outstanding, we shall file with the trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. We will be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) or posted on our website; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Covenants

Limitation of Liens Applicable to Notes

The indenture will provide that with respect to the notes, we will not, and will not permit any of our restricted subsidiaries to, issue, assume or guarantee any indebtedness for borrowed money secured by a lien on any principal property owned by us or any restricted subsidiary or upon any shares of stock or indebtedness of any restricted subsidiary owned by us or any restricted subsidiary (whether such principal property, share of stock or indebtedness are now owned or hereafter acquired) unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the notes (and any of our or such restricted subsidiary’s other debt, at our option or such restricted subsidiary’s option, as the case may be, not subordinate to the notes), equally and ratably with (or, at our option, prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

1.

liens on property, shares of stock or indebtedness (herein referred to as “property”) of any corporation or other entity existing at the time such corporation or other entity becomes a restricted subsidiary;

2.

liens on property existing at the time of acquisition of such property by us or a restricted subsidiary or on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a restricted subsidiary, provided that such liens do not attach to or affect property theretofore owned by us or such restricted subsidiary;

3.

liens to secure the payment of all or any part of the purchase price of the property subject to such liens, or liens consisting of the interests of lessors in property under capital leases of such property;

4.	liens on property of a restricted subsidiary securing debt owed to us or to another restricted subsidiary;

5.	with respect to each series of notes, liens existing on the first date on which the notes of such series are authenticated by the trustee;

6.

liens in favor of the United States, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, or in favor of holders of securities issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute (including specifically liens to secure industrial revenue bonds and similar debt);

7.

liens on property (and improvements thereto) to secure any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of such property if such debt is incurred prior to, at the time of or within one year after (or pursuant to a commitment obtained within one year after) the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

8.	liens arising in connection with contracts with or made at the request of U.S. governmental entities;

9.

mechanics’, materialmens’, carriers, growers’, producers’, farmers’ and similar liens arising in the ordinary course of business (including construction of facilities) in respect of obligations not due or being contested in good faith;

10.

liens arising from deposits with or the giving of any form of security to any governmental authority required by law or governmental regulation as a condition to the transaction of business or exercise of any privilege, franchise or license;

11.	liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

12.	liens (including judgment liens) arising from legal proceedings;

13.

liens incurred or deposits made in the ordinary course of business in connection with or to secure the performance of bids, tenders, leases or trade contracts (other than for the payment of debt) or to secure surety, appeal, indemnity, performance or other similar bonds;

14.	liens of any depositary bank consisting of statutory, common law or contractual rights of setoff or recoupment with respect to any deposit account; or

15.

any extension, renewal or replacement of these categories of liens, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal or replacement).

However, if the total amount of our debt and the debt of our restricted subsidiaries secured by liens that would otherwise be subject to the foregoing restriction and any attributable debt (as defined below and not including any debt permitted to be secured as per above) deemed to be debt subject to the provisions of this paragraph would not exceed 15% of our consolidated net tangible assets (as defined below) this requirement does not apply.

Sale and Leaseback

We will not enter, nor will we permit any restricted subsidiary to enter, into a sale and leaseback transaction of any principal property more than 120 days after our or such restricted subsidiary’s acquisition or completion of construction and commencement of full operation of such principal property (except for temporary leases for a term of not more than three years and except for leases between us and a restricted subsidiary or between restricted subsidiaries) unless:

•

we or such restricted subsidiary would be entitled to incur, assume or guarantee debt secured by such principal property at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the notes (provided that such attributable debt will thereupon be deemed to be debt subject to the provisions of the preceding paragraph); or

•

an amount in cash equal to such attributable debt is applied, within 120 days of the effective date of such transaction, to the non-mandatory retirement of our long-term unsubordinated debt or long-term unsubordinated debt of a restricted subsidiary.

Definitions. The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

The term “attributable debt” means the present value (discounted at the inherent interest rate as determined by us in good faith, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended).

The term “consolidated net tangible assets” means the total assets appearing on our latest consolidated balance sheet contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the SEC, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

The term “debt” means any indebtedness for money borrowed.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned by us or in conjunction with or by one or more subsidiaries, and any other entity of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries.

The term “restricted subsidiary” means any subsidiary:

•	substantially all of the property of which is located within the continental United States;

•	that owns a principal property; and

•	in which our investment exceeds 5% of our consolidated assets as shown on our latest quarterly financial statements.

However, the term “restricted subsidiary” shall not include any subsidiary which is principally engaged in leasing or which is principally engaged in financing our operations.

The term “principal property” means any manufacturing or processing plant or facility, warehouse, office facility or distribution center that is located within the continental United States, having a net book value which, on the date the determination as to whether a property is a principal property is being made, is in excess of 2% of our consolidated net tangible assets. Our board of directors (or any duly authorized committee of our board of directors) by resolution may create an exception by declaring that a plant or facility, is not of material importance to the total business conducted by us and our subsidiaries as an entirety.

Consolidation, Merger or Sale of Assets

The indenture will provide that we may consolidate with or merge into any other person, or convey or transfer all or substantially all of our properties and assets to any person (including, without limitation, a limited partnership or a limited liability company); provided that:

•

we will be the surviving person or, if not, that the successor will be a person that is organized and existing under the laws of any state of the United States or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the notes;

•

immediately after giving effect to such transaction, no event of default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•

we will have delivered to the trustee an opinion of counsel and an officers’ certificate, stating that such consolidation, merger, conveyance or transfer and any assumption complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor or acquiring entity will succeed to and be substituted for us as obligor on the notes with the same effect as if it had been named in the indenture as obligor. As a result, we will be released from all liabilities and obligations under the indenture and the notes. For the purposes of the notes, “person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or other entity, or government or any agency or political subdivision thereof.

There are no other restrictive covenants contained in the indenture. Except as described herein, the indenture will not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, except as described herein, the indenture will not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the notes upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the notes.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the notes of any series issued thereunder, when:

•	either:

•	all notes of such series issued that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the notes of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on such series of the notes with respect to principal, interest and any premium; provided that in connection with any discharge relating to any redemption that requires the payment of a premium based on the U.S. treasury rate or other floating rate, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the trustee on or prior to the redemption date; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding notes of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the indenture, except for:

•	the rights of holders of such series of notes to receive principal, interest and any premium when due and any remaining rights to receive mandatory sinking fund payments;

•

our obligations with respect to such series of notes concerning issuing temporary notes, registration of transfer of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the notes of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “—Events of Default” above will no longer constitute an event of default for that series. Additionally, with limited exceptions, we would not have to comply with covenants applicable to such note series (including without limitation those covenants relating to consolidation, merger or sale, limitation on liens, and sale and leaseback transactions).

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the notes of that series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of notes denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which will be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel based on the fact that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm that, the beneficial owners of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that, and such opinion shall confirm that, the beneficial owners of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred;

•

no Event of Default or default with respect to the outstanding notes of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all notes of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if notes are to be redeemed before the stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have delivered satisfactory notice of redemption to the trustee;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships with U.S. Bank National Association, an affiliate of the trustee.

Book-Entry System

Book-Entry, Form and Delivery

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will be the depositary for the Global Notes. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if: (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary or clearing system for the Global

Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary or clearing system within 90 days of that notice or becoming aware that DTC is no longer so registered; (2) we, in our sole discretion, determine not to have the notes represented by a Global Note and provide written notice thereof to the trustee; or (3) there shall have occurred and be continuing an event of default with respect to the notes and DTC requests such exchange.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in such names as the Depositary shall direct, and issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised us that, pursuant to procedures established by it: (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, premium or additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, nor any agent of ours or the trustee has or will have any responsibility or liability for: (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal, interest and additional interest, if any), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, premium, if any, and interest with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the IRS, each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Prospective investors should consult with their tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding notes should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of the notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.

Effect of Certain Contingencies

The terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not cause the notes to be treated as contingent payment debt instruments (and will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts) if, in the aggregate, there is only a remote chance as of the date the notes are issued that any of such payments will be made. We believe and intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which would be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their tax advisors regarding the tax consequences to them if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest

It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury regulations). Accordingly, interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Interest”) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any; provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion below under “—Information Reporting and Backup Withholding,” payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

either (a) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and providing its name and address, or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a “United States person” within the meaning of the Code. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

U.S. backup withholding tax (currently, at a rate of 24% for payments made before January 1, 2026) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), as applicable, or otherwise establishes an exemption.

Under Treasury regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or successor form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or successor form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of these rules to their particular circumstances.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriters	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC

Total	$	$	$	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer each series of notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters may offer each series of notes to selected dealers at the applicable public offering price minus a concession of up to, in the case of the 20  notes,  %, in the case of the 20  notes,  %, in the case of the 20  notes,  % and, in the case of the 20  notes,  % of the principal amount of such series of notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to, in the case of the 20  notes,  %, in the case of the 20  notes,  %, in the case of the 20  notes,  % and, in the case of the 20  notes,  % of the principal amount of a series of notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with the offering of the notes (expressed as a percentage of the principal amount of each series of notes):

Paid by the Company
Per 20 note		%
Per 20 note		%
Per 20 note		%
Per 20 note		%

Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $    .

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

New Issue of Notes

The notes of each series are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes of any series to be listed on any securities exchange or to arrange for the notes of any series to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes of any series at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If the notes of any series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Overallotment, Stabilization, Covering Transactions

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes.

Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

From time to time in the ordinary course of their respective businesses, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates have acted as financial advisors to us in connection with the Hostess Brands Transaction and may receive fees in connection therewith. BofA Securities, Inc. and affiliates of J.P. Morgan Securities LLC and PNC Capital Markets LLC serve as bookrunners and lead arrangers, and certain of the underwriters are agents and/or lenders, under our revolving credit facility; in addition, an affiliate of BofA Securities, Inc. acts as administrative agent thereunder. In addition, under our new term loan facility, BofA Securities, Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC and an affiliate of J.P. Morgan Securities LLC serve as bookrunners and lead arrangers, certain affiliates of J.P. Morgan Securities LLC and PNC Capital Markets LLC are syndication agents, an affiliate of BofA Securities, Inc. acts as administrative agent, and certain of the underwriters are agents and/or lenders thereunder. Certain of the underwriters and/or their respective affiliates have also agreed to provide interim financing to us to fund the Hostess Brands Transaction under certain circumstances (and subject to customary conditions) in the event this offering is not consummated, for which these underwriters and/or their respective affiliates will be paid customary fees. These interim financing commitments will be reduced by the aggregate principal amount of notes issued in this offering upon the closing of this offering. In addition, certain of the underwriters and/or their respective affiliates act as lenders under Hostess Brands’ existing credit facilities and, as a result, will receive a portion of the net proceeds of this offering that are used to fund the repayment of outstanding indebtedness of Hostess Brands as described under “—Use of Proceeds.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/ or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

T+10 Settlement Cycle

We expect that delivery of the notes will be made against payment therefor on or about     , 2023, which is the tenth business day following the date of pricing of the notes (such settlement being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act

2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority of the Dubai International Financial Centre or any other relevant licensing authorities in the United Arab Emirates.

Notice to Prospective Investors in Hong Kong

Each underwriter, severally and not jointly, has acknowledged that: (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; or (d) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions. This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain legal matters in connection with the notes offered under this prospectus supplement will be passed upon for the Company by Calfee, Halter & Griswold LLP, Cleveland, Ohio as to matters of Ohio law and Wachtell, Lipton, Rosen & Katz, New York, New York, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company appearing in The J. M. Smucker Company’s Annual Report (Form 10-K) for the year ended April 30, 2023, and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Hostess Brands, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

THE J. M. SMUCKER COMPANY

Debt Securities

Common Shares

Serial Preferred Shares

Warrants

Units

We, or any selling security holder, may offer and sell from time to time, in one or more offerings, debt securities, common shares, serial preferred shares and warrants, as well as units that include any of these securities. We, or any selling security holder, may also offer common shares or serial preferred shares upon conversion of debt securities, common shares upon conversion of serial preferred shares, or common shares, preferred shares or debt securities upon the exercise of warrants.

We, or any selling security holder, will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also supplement, update or amend the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange under the symbol “SJM.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2023.

References in this prospectus to the “Company,” “we,” “us” and “our” are to The J. M. Smucker Company and its consolidated subsidiaries unless otherwise specified or the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration procedure. Under this shelf procedure, we and/or our selling security holders, as applicable, may sell the securities described in this prospectus.

The securities described above may be offered and sold in combination and in one or more offerings. Each time we, or any selling security holder, offer and sell securities under the registration statement of which this prospectus is a part, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” in their entirety. They contain information that you should consider when making your investment decision.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of that document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We have not authorized anyone to provide you with different information.

This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

The registration statement that contains this prospectus contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents that by statute, designation in such documents or otherwise are deemed to be furnished, rather than filed, under the applicable SEC rules or are not required to be incorporated herein by reference. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023;

•	our Current Reports on Form 8-K filed on August 21, 2023, September 11, 2023, September 12, 2023 and September 28, 2023; and

•

the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, and all amendments and reports filed for the purpose of updating that description.

The information relating to us contained in this prospectus and any accompanying prospectus supplement should be read together with the information in the documents incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

The J. M. Smucker Company

Attention: Corporate Secretary

One Strawberry Lane

Orrville, Ohio 44667

(330) 682-3000

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions, and beliefs concerning future events, conditions, plans, and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” and similar phrases.

Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. We are providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, as such statements are by nature subject to risks, uncertainties, and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, those set forth under the caption “Risk Factors” in this prospectus and in our periodic reports under the Exchange Act, as amended, filed with the SEC, as well as the following:

•

uncertainties relating to the timing of the exchange offer and merger (the “Transaction”) between us, SSF Holdings, Inc., a Delaware corporation and our wholly owned subsidiary, and Hostess Brands, Inc. (“Hostess Brands”);

•	uncertainties as to how many of Hostess Brands’ stockholders will tender their Hostess Brands shares pursuant to the exchange offer;

•	the possibility that competing offers to acquire Hostess Brands will be made;

•	the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive required regulatory approvals;

•	the possibility that the Transaction does not close;

•

risks related to our ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period;

•	the effect of the announcement or pendency of the Transaction on our ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners;

•	risks related to potential diversion of management attention from our ongoing business operations;

•	negative effects of the announcement or consummation of the Transaction on the market price of our or Hostess Brands’ common stock and/or operating results;

•	transaction costs associated with the Transaction;

•

disruptions or inefficiencies in our operations or supply chain, including any impact caused by product recalls (including the Jif® peanut butter product recall), political instability, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, pandemics (including the novel coronavirus), work stoppages or labor shortages, or other calamities;

•	risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation;

•

the impact of food security concerns involving either our products or our competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls;

•	risks associated with derivative and purchasing strategies we employ to manage commodity pricing and interest rate risks;

•	the availability of reliable transportation on acceptable terms;

•	our ability to achieve cost savings related to our restructuring and cost management programs in the amounts and within the time frames currently anticipated;

•	our ability to generate sufficient cash flow to continue operating under our capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases;

•	our ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes on profits and cash flow in a particular period;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in our business, including product innovation;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	our ability to attract and retain key talent;

•

the concentration of certain of our businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and our ability to manage and maintain key relationships;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets or other long-lived assets;

•	the impact of new or changes to existing governmental laws and regulations and their application;

•	the outcome of tax examinations, changes in tax laws, and other tax matters;

•	a disruption, failure, or security breach of our or our suppliers’ information technology systems, including, but not limited to, ransomware attacks;

•	foreign currency exchange rate and interest rate fluctuations; and

•	risks related to other factors described under “Risk Factors” in other reports and statements we have filed with the SEC.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this prospectus. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

THE COMPANY

The J. M. Smucker Company, often referred to as Smucker’s (a registered trademark), was established in 1897 and incorporated in Ohio in 1921. We operate principally in one industry, the manufacturing and marketing of branded food and beverage products on a worldwide basis, although the majority of our sales are in the U.S. Operations outside the U.S. are principally in Canada, although our products are exported to other countries as well. Net sales outside the U.S., subject to foreign currency translation, represented 5 percent of consolidated net sales for 2023. Our branded food and beverage products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

Our principal executive offices are located at One Strawberry Lane, Orrville, Ohio 44667, and our telephone number is (330) 682-3000.

RISK FACTORS

Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended April 30, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include, but are not limited to, repayments of outstanding debt, capital expenditures or working capital or for the funding of possible acquisitions. We will not receive any of the proceeds from sales of securities by any selling security holder pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

This section summarizes the terms of our capital stock. The following description of our capital stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, which we refer to as our articles of incorporation, and our amended regulations, which we refer to as our regulations, each of which has been publicly filed with the SEC and is incorporated by reference. See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 306,000,000 shares, including:

•	300,000,000 common shares, without par value; and

•	6,000,000 serial preferred shares, without par value.

Common Shares

Our articles of incorporation permit the issuance of up to 300,000,000 common shares. This amount can be amended by our board of directors without shareholder approval, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Voting Rights

Our articles of incorporation provide that each outstanding common share entitles the holder to one vote on each matter properly submitted to the shareholders for their approval, including any vote or consent for the election or removal of our directors.

Dividend Rights

Subject to the rights of holders of serial preferred shares, if any, holders of our common shares are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of us, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and holders of serial preferred shares, if any, our remaining assets are to be distributed ratably among the holders of common shares.

Preemptive Rights

Our shareholders will not have any preemptive rights to purchase or subscribe for shares of any class or any other security of ours.

Redemption Rights

Our common shares are not subject to redemption by us or by the holder of the common shares.

Conversion Rights

Our common shares are not convertible into shares of any other class or any other security of ours.

Repurchase

Under our articles of incorporation, we, by action of our board of directors and without action by our shareholders, may purchase our common shares in accordance with Ohio law. The board of directors may authorize such purchases to be made in the open market or through a private or public sale and at such price as our board of directors determines.

Liability to Further Calls or Assessments

Our outstanding common shares are, and any common shares issued will be, duly authorized, validly issued, fully paid and nonassessable.

Sinking Fund Provisions

Our common shares have no sinking fund provisions.

Serial Preferred Shares

Our articles of incorporation authorize 6,000,000 serial preferred shares. No serial preferred shares are currently issued and outstanding. Our board of directors has, however, established a series designated as Series A Junior Participating Preferred Shares and authorized 1,500,000 of such shares.

Our board of directors may establish and issue one or more series of serial preferred shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions that are permitted by our articles of incorporation, and as the board fixes by resolution, including:

•	dividend rights;

•	redemption rights and price;

•	sinking fund requirements;

•	voting rights;

•	conversion rights;

•	liquidation rights, preferences and price; and

•	restrictions on the issuance of shares of any class or series.

The rights of holders of our serial preferred shares will be subordinate to the rights of our general creditors. Serial preferred shares that we issue will be duly authorized and validly issued, fully paid and nonassessable. Holders of our serial preferred shares will not be entitled to preemptive rights unless specified in the applicable prospectus supplement. Holders of our common shares will not have preemptive rights to participate in any issuance of serial preferred shares.

Our board of directors believes that the serial preferred shares will provide flexibility for future financings and acquisitions by us. Although there currently are no plans to issue serial preferred shares, it is contemplated that from time to time we may consider transactions involving the issuance of serial preferred shares. Because our articles of incorporation give our board of directors flexibility in determining the terms of the serial preferred shares, our board of directors is able to issue serial preferred shares with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

The ability of our board of directors to issue serial preferred shares could enable it to render more difficult or discourage an attempt by another person or entity to obtain control of us. The serial preferred shares could be issued by our board of directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the serial preferred shares were convertible into our common shares, of a party attempting to obtain control of us.

Anti-Takeover Matters

Certain provisions of our articles of incorporation, our regulations and Ohio law, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Certain Provisions of Our Articles of Incorporation and Regulations

Advance Notice of Nominations and Shareholder Proposals. Our regulations provide that only business properly brought before annual or special meetings will be considered at the meeting. For annual meetings, the shareholder must have (i) been a shareholder of record at the time notice was given for the annual meeting, (ii) been entitled to vote at the annual meeting, (iii) given timely notice in writing to our corporate secretary of the business or nominations for election of directors to be considered at the meeting and (iv) in the case of nominations of persons for election to our board of directors, complied in all respects with the requirements of Section 14 of the Exchange Act including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the SEC, including any SEC staff interpretations relating thereto).

Our regulations require shareholders to provide notice of nominations of persons for election to the board of directors or other business no earlier than 120 days, nor later than 90 days, prior to the anniversary date of the prior year’s annual meeting (unless the annual meeting date is more than 30 days before or 60 days after the prior year’s annual meeting date, in which case our regulations provide for alternative notice deadlines).

The shareholder’s notice must set forth certain information about the shareholder, including:

•	Whether the shareholder is acting in his or her own capacity or on behalf of another person or entity;

•	Any interests that the shareholder has that are not shared generally by other shareholders and that could have influenced that shareholder’s decision to bring the business before the meeting;

•	The number of shares beneficially owned by the shareholder;

•	Any options or derivative instruments owned by the shareholder that derive their value directly or indirectly by reference to our stock;

•	Any proxies or other arrangements pursuant to which the shareholder has a right to vote shares of our stock;

•	Any short interest held by the shareholder in our stock;

•	Any other interests held by the shareholder that are directly or indirectly tied to the value of our stock;

•	Any interests that the shareholder may have in any contract with us or with a principal competitor;

•	Any litigation between the shareholder and us or our affiliates; and

•	Any transactions during the past 12 months between the shareholder and us or a principal competitor.

The notice must also include information concerning the business to be brought before the meeting, including a brief description of the shareholder’s proposal, including the reasons for the proposal, any material interest that the shareholder has in the proposal, and any agreements or understandings between the shareholder and any other person concerning the proposal.

In the event that the shareholder is proposing a nominee for election as a director, the notice must include all information about that person that would be required to be included in a proxy statement under the SEC’s proxy rules and a description of all material monetary arrangements and other material relationships between the shareholder and the nominee. The notice must be accompanied by the nominee’s completed Director Questionnaire, and the nominee’s representation that he or she will comply with our policies applicable to directors and that he or she is not a party to any agreement as to how such person will vote on any matter presented to the board of directors that has not been disclosed to us or providing any compensation, expense reimbursement or indemnification arrangements that have not been disclosed to us.

In the case of a notice of nomination delivered pursuant to Rule 14a-19, the nominating shareholder’s notice must also include (i) a representation that such nominating shareholder or beneficial owner, if any, intends to solicit the holders of common shares representing at least 67% of the voting power of the common shares entitled to vote on the election of directors in support of director nominees other than our nominees in accordance with Rule 14a-19 under the Exchange Act and (ii) any other information relating to the nominating shareholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Compliance with these provisions of the regulations will be the exclusive means for shareholders to make nominations or submit other business at the meeting (other than shareholder proposals submitted in conformity with Rule 14a-8 of the Exchange Act).

Our regulations also extend similar advance notice requirements to proposals made in connection with special meetings of shareholders.

In addition, our regulations contain “proxy access” provisions, whereby a shareholder, or a group of up to 20 shareholders, owning at least three percent of our common shares continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the board of directors, subject to certain limitations and provided that the shareholders and nominees satisfy the requirements specified in our regulations. To be timely, a Notice of Proxy Access Nomination must be delivered to or mailed and received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that we first distributed our proxy statement to shareholders for the immediately preceding annual meeting of shareholders. The complete proxy access provisions for director nominations are set forth in our regulations.

No Cumulative Voting. Holders of our common shares do not have cumulative voting rights.

Election of Board of Directors. Our articles of incorporation provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions will not be counted as votes cast for or against a candidate. If, however, our board of directors determines that the number of candidates exceeds the number of directors to be elected in that year, a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

Removal of Directors. Our directors may be removed, without assigning any cause, by the affirmative vote of the holders of a majority of our voting power with respect to the election of directors.

Control Share Acquisitions

Our articles of incorporation provide for the opting out of Ohio’s control share acquisition law. We have, however, adopted similar provisions in our articles of incorporation requiring that notice and informational filings and special shareholder meetings and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” In general a control share acquisition is the acquisition, directly or indirectly, by any person of our shares that when added to all other shares of us in respect of which that person, directly or indirectly, may exercise or direct the exercise of voting power as provided in our articles of incorporation, would entitle the person, immediately after the acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors of a number of our outstanding shares (as distinguished from the number of votes to which the holder of the shares is entitled) within any of the following ranges:

•	one-fifth or more but less than one-third of outstanding shares;

•	one-third or more but less than a majority of outstanding shares; and

•	a majority or more of outstanding shares.

Assuming compliance with the notice and information filings, the proposed control share acquisition may be made only if both of the following occur:

•

shareholders who hold shares entitling them to vote in the election of directors authorize the acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of our voting power in the election of directors represented at the meeting in person or by proxy and a majority of the portion of the voting power excluding the voting power of interested shares represented at the meeting in person or by proxy; and

•	the acquisition is consummated, in accordance with the terms authorized, not later than 360 days following shareholder authorization of the control share acquisition.

In general, “interested shares” means shares of which any of the following persons may exercise or direct the exercise of our voting power in the election of directors:

•	the acquiring person;

•	any officer elected by the board of directors, except shares beneficially owned by such officer for four years or more;

•	any employee who is also a director, except shares beneficially owned by such employee for four years or more;

•

any person that acquires shares during the period beginning with the first public disclosure of the proposed control share acquisition and ending with the record date established for the special meeting, if either of the following applies:

•	the aggregate consideration paid by such person, and any persons acting in concert therewith, exceeds $250,000; or

•

the number of shares acquired by such person, and any persons acting in concert therewith, exceeds one-half of one percent (1/2%) of our outstanding shares entitled to vote on the election of directors; and

•

any person who transfers shares after the record date for the special meeting, if accompanied by voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee or otherwise.

Transactions with Interested Shareholders

We are subject to Chapter 1704 of the Ohio Revised Code, which generally prohibits certain business combinations and transactions with “interested shareholders” for a period of three years after (i) the interested shareholder acquired ten percent or more of the voting power of the corporation in the election of directors or (ii) at any time within the three years prior, such interested shareholder held ten percent of more of the voting power of the corporation in the election of directors, unless prior to the interested shareholder’s acquisition of ten percent or more of the corporation’s shares, the directors of the corporation approved the business combination or other transaction or the purchase of shares by the interested shareholder on the date the shareholder acquired ten percent or more of the corporation’s shares.

In general, subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that at least one of the following is satisfied:

•	prior to the date the interested shareholder acquired ten percent or more of the corporation’s shares, the board of directors approved the purchase of shares by the interested shareholder;

•

the transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of shares of the corporation entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, provided that the transaction is also approved by the affirmative vote of the holders of at least a majority of the disinterested shares; or

•	the transaction results in shareholders, other than the interested shareholder, receiving a fair price (as described in Chapter 1704) plus interest for their shares.

In addition, our articles of incorporation provide that any business combination between us and any person that beneficially owns more than 30% of our shares entitled to vote in the election of directors (or at any time owned more than 30% of our shares entitled to vote in the election of directors) must be approved by the affirmative vote of 85% of all shares entitled to vote in the election of directors. The 85% voting requirement is not applicable if:

•

the cash, or fair market value of other consideration, to be received per share by our common shareholders in the business combination is at least an amount equal to the highest per share price paid by the other entity in acquiring any of its holdings of our common shares plus the aggregate amount, if any, by which 5% per annum of the per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the 30% interest;

•

after the other entity has acquired a 30% interest and prior to the consummation of the business combination, (1) the other entity has taken steps to ensure that our board of directors included at all times representation by continuing directors proportionate to the shareholdings of the public holders of our common shares not affiliated with the other entity (with a continuing director to occupy any resulting fractional board position), (2) the other entity has not acquired any newly issued shares, directly or indirectly, from us (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata share dividend or share split) and (3) the other entity has not acquired any additional outstanding common shares or securities convertible into our common shares except as part of the transaction that resulted in the other entity’s acquiring its 30% interest;

•

the other entity has not (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us or (2) made any major change in our business or equity capital structure without in either case the approval of at least a majority of all the directors and at least two-thirds of the continuing directors, in either case prior to the consummation of the business combination; and

•

a proxy statement responsive to the requirements of the Exchange Act has been mailed to our public shareholders for the purpose of soliciting shareholder approval of the business combination and contained at the front, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the business combination, from the point of view of our remaining public shareholders (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by us upon receipt of the opinion).

Continuing directors are directors elected by shareholders prior to the time when such entity acquired more than 5% of the shares entitled to vote in the election of directors, or a person recommended to succeed a continuing director or by a majority of continuing directors.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

The Ohio Revised Code requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority). Our articles of incorporation do not specify a voting power proportion different than that specified by Ohio law in connection with the approval of these transactions.

Amendments to Constituent Documents

Ohio law permits the adoption of amendments to articles of incorporation if those amendments are approved at a meeting held for that purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser, but not less than a majority, or greater vote as specified in the articles of incorporation. Our articles of incorporation specify that amendments relating to transactions with interested persons require the affirmative vote of the holders of 85% of the common shares entitled to vote in the election of directors, except that the 85% vote will not be required for any amendment to that provision recommended to our shareholders if the recommendation was approved by at least a majority of our directors and at least two-thirds of our continuing directors.

Ohio law permits adoption of amendments to regulations by an affirmative vote of the majority of shares entitled to vote or by written consent from holders of two-thirds of the shares entitled to vote or by written consent or vote of a greater or lesser proportion as provided in the articles of incorporation or regulations but not less than the majority of voting power. Our regulations may be amended by (1) our board of directors to the extent permitted by Ohio law or (2) our shareholders by the affirmative vote of a majority of our voting power at a meeting held for that purpose, or without a meeting by the affirmative written consent of two-thirds of our voting power.

Limitation of Liability of Directors and Officers

Our regulations provide that a director will be liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that the act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or our articles of incorporation;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•	the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation.

Our regulations provide that a director will not be found to have violated his or her duties to the corporation as a director of the corporation in any action brought against the director unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our regulations specify various matters and constituencies that may be considered by a director in the discharge of his or her duties to the corporation as a director of the corporation.

Our regulations:

•	provide that we must indemnify any director or officer to the full extent permitted by Ohio law, as it exists or as it may in the future be amended to provide broader rights to indemnification;

•	permit us to indemnify employees or agents of ours to the extent authorized from time to time by our board of directors;

•

provide that the indemnification rights conferred in our regulations are contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators;

•

clarify the categories of expenses and liabilities as to which an indemnitee will be entitled to indemnification and provide that, except in the case of proceedings to enforce rights to indemnification, we will indemnify the indemnitee in connection with a proceeding initiated by the indemnitee only if authorized by our board of directors;

•

provide the indemnitee with a right to bring suit against us if a claim with respect to indemnification has not been paid within a specified period, and provide that if the indemnitee is successful in the lawsuit, the indemnitee will also be entitled to be paid the expense of prosecuting or defending the suit; and

•	establish certain procedures and presumptions with respect to the indemnitee’s right to indemnification.

Ohio law provides that a corporation must indemnify a person for expenses reasonably incurred successfully defending (on the merits or otherwise) an action, suit or proceeding (including certain derivative suits) brought against the person as a director, officer, employee or agent of the corporation. Further, a corporation may indemnify such persons for liability in such actions, suits or proceedings if the person acted in good faith in a matter believed to be in, or not opposed to, the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification may be made only if ordered by a court or authorized in a specific case upon the determination that the appropriate standard has been met by the majority of disinterested directors, an independent legal advisor or shareholders. We have also entered into indemnity agreements under which we have agreed, among other things, to indemnify our directors and officers to the maximum extent then authorized or permitted by our articles of incorporation or Ohio law.

Transfer Agent and Registrar

Computershare serves as the transfer agent and registrar for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the trading symbol “SJM.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate if any of the general terms and provisions described in this prospectus do not apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same terms (except for the price to public, issue date, initial interest payment date, initial interest accrual date and amount of the first interest payment) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. The prospectus supplement relating to a series of debt securities being offered will describe the terms of such debt securities, including:

•	the title of the debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount (and any limits in the aggregate principal amount of debt securities of that series) and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material U.S. federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

The debt securities will be our direct unsecured obligations and will rank equally and pari passu with all of our other unsecured and unsubordinated debt. The debt securities are our unsecured senior debt securities, but our assets include equity in our subsidiaries. As a result, our ability to make payments on the debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. Certain of our subsidiaries may guarantee one or more series of debt securities issued under the indenture. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless we or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. In addition, the debt securities will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean (unless otherwise specified in the applicable prospectus supplement with respect to such series):

(1) default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities of that series when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due with respect to the debt securities of that series, and such default continues for a period of 30 days or more;

(4) default in the performance, or breach, of any covenant of the Company or any guarantor in the indenture applicable to that series (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, which default or defaults, individually or in the aggregate, have resulted in the acceleration of any portion of such indebtedness having an aggregate principal amount equal to or in excess of $150 million;

(6) certain events of bankruptcy, insolvency, reorganization or similar proceedings with respect to the Company have occurred; or

(7) any other Events of Default set forth in the prospectus supplement with respect to the debt securities of such series.

If an Event of Default (other than an Event of Default specified in clause (6) with respect to the Company) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (6) with respect to the Company occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, if all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel have been paid and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default theretofore not cured in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity.

Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of the occurrence of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets permitted under the indenture;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	evidence the addition of any subsidiary as a guarantor or the release of any guarantor and its obligations;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	provide for the issuance of any series of debt securities and to set the terms thereof;

•	add any additional events of default in respect of the debt securities of any or all series;

•	maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•

reduce the principal amount or any interest or premium payable thereon, or extend the fixed maturity or the stated payment date of any payment of premium or interest, of the debt securities (other than in connection with any amendments to redemption provisions);

•	alter or waive the redemption provisions of the debt securities (unless otherwise specified in the terms of such debt securities);

•	change the method of computing the amount of principal of any debt security or any interest payable thereon on any date;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	limit a holder’s right, if any, to repayment of debt securities at the holder’s option; or

•

modify any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of the principal of any sinking or purchase fund or any analogous obligation or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Covenants

The applicable prospectus supplement will describe the covenants applicable to any debt securities offered through that prospectus supplement.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee canceled or for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee canceled or for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due and any remaining rights to receive mandatory sinking fund payments;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “—Events of Default” above will no longer constitute an event of default for that series. Additionally, with limited exceptions, we would not have to comply with covenants applicable to such debt series (including without limitation those covenants relating to consolidation, merger or sale, limitation on liens, and sale and leaseback transactions).

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which will be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

if debt securities are to be redeemed before the stated maturity date (other than from mandatory sinking fund payments or analogous payments), we have delivered satisfactory notice of redemption to the trustee;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with U.S. Bank National Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements, before the issuance of the related warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplements related to the particular warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

We may issue (either separately or together with other offered securities) warrants to purchase underlying debt securities, serial preferred shares, common shares or any combination thereof issued by us (“offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders of beneficial owners of warrants.

General

You should read the prospectus supplement for the material terms of the offered warrants, including the following:

•	the title and aggregate number of the warrants;

•	the title, rank, aggregate principal amount and terms of the underlying debt securities, serial preferred shares or common shares purchasable upon exercise of the warrants;

•

the principal amount of underlying debt securities, serial preferred shares or common shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and related securities will be separately transferable;

•	any optional redemption terms;

•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and

•	any other material terms of the warrants.

The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration or transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities, serial preferred shares, common shares or any combination thereof purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities, serial preferred shares, common shares or other combination thereof purchased upon exercise.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

No Rights as Holders of Underlying Debt Securities, Serial Preferred Shares or Common Shares

Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities and dividends on the serial preferred shares, common shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying debt securities, serial preferred shares or common shares.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more of the securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common shares, serial preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, registrar, transfer agent, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depository will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depository will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived, and DTC requests physical certificates.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITY HOLDERS

Information about selling security holders and the terms of the securities offered for resale, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the resale may be deemed to be underwriting discounts and commissions under the Act. The selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

PLAN OF DISTRIBUTION

We and/or selling security holders, if applicable, may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities to be offered by this prospectus will be passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Additional legal matters may be passed upon for us, any selling security holder or any underwriter, dealer or agent, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company appearing in The J. M. Smucker Company’s Annual Report (Form 10-K) for the year ended April 30, 2023, and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$

The J. M. Smucker Company

$          % Notes due 20

$          % Notes due 20

$          % Notes due 20

$          % Notes due 20

PROSPECTUS SUPPLEMENT

    , 2023

Joint Book-Running Managers

BofA Securities

J.P. Morgan

PNC Capital Markets LLC

RBC Capital Markets